UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada		L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States		33634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Underwriting Agreement

On June 22, 2016, Cott Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Inc. (the “Lead Underwriter”) representing the underwriters named therein (the “Underwriters”) for the sale of 13,120,000 of the Company’s common shares, no par value, for US$15.25 per share. In connection with the offering, the Company has granted to the Underwriters an option, exercisable in whole or in part, at any time up until the day that is 30 days after the closing of this offering, to purchase 1,968,000 additional common shares to cover over-allotments, if any, and for market stabilization purposes. The closing of the offering is expected to occur on June 29, 2016, subject to customary closing conditions (the “Equity Offering”).

The Equity Offering is being made in the United States pursuant to a prospectus supplement dated June 22, 2016 and a base prospectus filed with the Company’s effective shelf registration statement on Form S-3 (File No. 333-204450), and in each of the Provinces of Canada, except Quebec, pursuant to a prospectus supplement dated June 22, 2016 to the Company’s short form base shelf prospectus dated May 19, 2015, as amended by Amendment No. 1, dated January 22, 2016, and Amendment No. 2, dated May 27, 2016.

The Company has agreed to, among other things, indemnify the Underwriters and their affiliates and each of their respective directors, officers, employees, shareholders and agents, and each controlling person against certain liabilities in respect of the Equity Offering.

The Company and the directors and certain officers of the Company agreed not to, among other things, without the prior written consent of the Lead Underwriter on behalf of the Underwriters, offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any common shares or securities convertible into or exercisable or exchangeable for common shares or sell or grant options, rights or warrants with respect to any common shares or securities convertible into or exchangeable for common shares for a period of 90 days after the closing of the Equity Offering, other than as provided under the terms of the Underwriting Agreement.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 22, 2016, among Cott Corporation, CIBC World Markets Inc., Wells Fargo Securities Canada, Ltd., BMO Nesbitt Burns Inc., Canaccord Genuity Corp., RBC Dominion Securities Inc. and TD Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

June 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 22, 2016, among Cott Corporation, CIBC World Markets Inc., Wells Fargo Securities Canada, Ltd., BMO Nesbitt Burns Inc., Canaccord Genuity Corp., RBC Dominion Securities Inc. and TD Securities Inc.

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